Conference Call Transcript CCBI - Q2 2005 Commercial Capital Bancorp, Inc. Earnings Conference Call Event Date/Time: Jul. 25. 2005 / 7:00AM PT Event Duration: N/A

CORPORATE PARTICIPANTS

Jeff Leonard

Commercial Capital Bancorp – SVP Investor Relations

Stephen Gordon

Commercial Capital Bancorp - Chairman, CEO

David DePillo

Commercial Capital Bancorp - Vice Chairman, COO

Christopher Hagerty

Commercial Capital Bancorp - CFO

CONFERENCE CALL PARTICIPANTS

Mike McMahon

Sandler O'Neill and Partners - Analyst

Kevin Timmons

CL King - Analyst

Richard Eckert

Roth Capital Partners - Analyst

Greg Lapin

Saranac Capital - Analyst

Scott Carmel

Moors and Cabot - Analyst

Dave Bishop

Legg Mason - Analyst

Brian Hagler

Kennedy Capital - Analyst

James Abbott

FBR - Analyst

Tim Ryan

Oppenheimer - Analyst

Christopher Marinac

FIG Partners - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second quarter Commercial Capital Bancorp Incorporated earnings conference call. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today's conference, Mr. Jeff Leonard, Senior Vice President of Investor Relations. Please proceed, sir.

Jeff Leonard - Commercial Capital Bancorp - IR

Good morning everyone. Thank you for calling in and welcome to Commercial Capital Bancorp's second quarter 2005 earnings conference call and webcast. Today's webcast will include presentation slides which are available online from the homepage of the Company's Website, CommercialCapital.com.

Leading today's discussion will be Stephen Gordon, the Company's Chairman and CEO. Also on the call are David DePillo, the Company's Vice Chairman, President and Chief Operating Officer; and Christopher Hagerty, the Company's Chief Financial Officer.

Our discussion today will cover the Company's performance in the second quarter of 2005 and information contained in the earnings release issued earlier this morning. Today's discussion may entail forward-looking statements which are intended to be covered by the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. You'll find a discussion of these forward-looking statements in our recent SEC filings and on page 7 of this morning's release. If you need a copy of the release, please visit our website. I will now turn the call over to Stephen Gordon, Chairman and CEO.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Good morning everybody and welcome to our second quarter earnings call. And what we're going to do is go right into the slide PowerPoint presentation which is available at CommercialCapital.com. And then from there we will open it up for a question-and-answer period immediately following the slide presentation.

Diluted earnings per share for the quarter were $0.34. And that was an increase from $0.28 previous year. In the first quarter of this year the linked quarter -- there were roughly about $9.6 million of reserve related reversals. So $0.34 we feel very good with, very happy with, and feel that we had strong performance during the first quarter. Net interest margin expanded from 3.27% to 3.28%. And within the quarter we also had strong upward momentum during the latter months of the quarter.

Excluding the Hawthorne purchase accounting adjustments, the net interest margin expanded from 3.04% in the first quarter to 3.17%. And again, upward momentum during the latter months of the quarter. So heading into this new quarter we feel pretty strong, although we will go into some interesting points as we go forward.

Return on average assets, 1.47%, so again in the mid 1's. Return on average tangible assets, 1.59%. And we have always indicated that the Company should be able to generate return on average tangible asset somewhere in the mid to high 1's. Return on average equity was 11.6%. And return on average tangible equity grew to generating 28.1%. So again we have always indicated that Commercial Capital Bancorp should generate returns on average tangible equity in the high 20s, and again we did do that.

Total assets were $5.2 million. Now down from -- I'm sorry -- $5.2 billion, down from $5.3 billion the previous quarter -- linked quarter. But in there was also a $65 million reduction roughly in low earning cash, cash and equivalent, mortgage-backed securities contributing to that reduction. So we now feel that we have a good, strong core earning balance sheet going forward. We also had timing related issues tied to the previously announced restructuring in the single-family loan portfolio. So between loan sales and loan funding we're heading into the quarter, we feel, was a good strong core balance sheet that should be able to generate strong earnings.

David, why don't you go into loan related metrics?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Core fundings at the bank increased to almost $600 million, continuing the momentum from the first quarter, and obviously positive momentum from year end, which was a little less than $500 million in core fundings.

Looking at total originations, again, up from previous quarter to almost $625 million. And remember that would include broker-related loans, other loans, fixed-rate loans that are sold into the secondary market, and again from year-end up from $540 million.

Looking at the portfolio breakdown, we would like to note as of June, 82% of our loans are in income property which would include multi-family and commercial real estate. And that it is up from 73% from the prior quarter. And due to the sales of single-family loans we reduced from 20% down to 12%. The interesting note is that 72% of the portfolio reprices or matures within one year. And looking at the current quarter's originations, 77% of what we originated reprice within one year. 59% of our loans on the balance sheet reprice within six months and -- or mature within six months -- and 58% of our portfolio reprice within one month.

Looking at the debt coverage ratio and loan to value metrics of what we originated for the second quarter, again, multi-family averaged around 68% loan to value, consistent with previous quarters and previous years. Debt coverage ratio of approximately 1.2 to 1. A little tighter than previous quarters and previous years, reflecting lower cap rates and more stress on cash flows in the market. Commercial real estate remained equally as strong with loan to values around 66%, and debt coverage ratios exceeding 1.65 to 1.

I would like to go into the next series, two slides, here which reflect our repricing schedule based on 12 MAT of what we would like to lead is as that -- although we consider ourselves a primarily 12 MAT lender, we do originate our prime six month CMT and other LIBOR indices.

Looking at the historical and 12 -- and forecasted 12 MAT, in July 12 MAT is forecasted to sit at 2.7% approximately. And looking at the one year CMT today it is approximately 3.7%, so we still have about 100 basis points of lag that we're going to catch up on over the next year. This table was based on July 21 CMT of 3.59%. And as you can see, it will ratchet up nicely, about 15 basis points per month, till next year. We actually forecast through March which is our catch up period.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

During the quarter we saw a good growth in bank deposits. The bank subsidiary deposits grew from $2.4 billion at the end of the first quarter to $2.7 billion. And within there we also saw transaction accounts grow from 56% of total bank deposits to 61% of total bank deposits. What we're really pleased with, and you saw this play out in terms of the net interest margin expansion, is 1031 exchange balances through our 1031 exchange subsidiaries through the acquisitions that we completed in March, as well as in May(1), are starting to really play out and be great contributors to the Company's earnings, as well as to the Company's balance sheet.

We saw exchange balances grow toward -- heading toward roughly almost $700 million. And I think that was a tremendous amount of growth experienced both through acquisitions as well as through just pure organic growth of those businesses. And that is contributing very nicely with very low-cost funding and toward creating a more core deposit-based balance sheet, contributing towards a nice stability and net interest margin and actually net interest margin expansion.

On the next slide you can see that on a much larger balance of bank deposits, money market balances grew from 36% up to 42% of total deposits, while DDA, non-interest-bearing DDA grew from 9% to 11%. And you can see the reduction in CDs from 43% to 39%. So we're very pleased with the continuing growth of what we kind of call our

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(1) The acquisitions of TIMCOR Exchange Corporation and North American Exchange Company closed on February 17, 2005 and May 24, 2005, respectively.

corporate financial services division business-based deposits, and it is contributing again toward a very attractive mix on the balance sheet.

On the next slide you can see what I am referring to -- the mix that is occurring. We had federal home loan bank borrowings decline from what was roughly $2 billion down to $1.5 billion. And that is creating a very good, solid core deposit base at the bank, and a reduction in the wholesale components of it that one would think would reprice up in cost over time. But during the quarter, with the acquisition of North American Exchange that was announced during the quarter, as well as the growth in both TIMCOR Exchange and North American Exchange, we're able to pay down borrowings pretty strongly, bringing total borrowings down from $2.6 down to $2.4 billion.

Chris, why don't you go into capital related numbers.

Christopher Hagerty - Commercial Capital Bancorp - CFO

You can see total equity to total assets increasing to 12.9% at June 30, 2005. Probably more important, the tangible equity to assets is at 5.19%. As you can see that is significantly higher than the June '04 4.62%, which we indicated at the time we acquired Hawthorne and this would probably be at the low point of our tangible equity asset ratios.

Side 21 shows the tangible equity to tangible assets is, again, an increase to 5.62% at June 30. And this reflects all the acquisitions that we have incurred, not only Hawthorne obviously, but also TIMCOR in the first quarter and NAEC in May.

And then at the bank level, this of course is where the growth engine is, you can see our Tier 1 core capital ratios continue to rise quite significantly in June to 8.7%. To be well capitalized it is at 5%, so you can see that we have a significant amount of growth capability at the bank.

Book value per share increased to a little over $12 at the end of June. And tangible book value per share is $4.85, flat to the prior quarter, and that is due to the NAEC acquisition which was a cash acquisition that occurred in May of 2005. So any goodwill from that acquisition has been completely absorbed with the earnings that occurred during the quarter. Obviously we also had some stock buyback activities. You saw that in our release as well, where we invested $4.1 million of our capital to purchase 260,000 shares at an average around $16 per share.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Total revenues, interest income, noninterest income grew from $66 million up to in excess of $71 million for the quarter, driven very strongly by again net interest income, which expanded from $38.3 million to $38.9 million, on net interest margin expansion resulting from both balance sheet restructuring. We think we did a very effective job during the quarter of selling lower rate single-family loans that we had previously announced we would be selling, as well as the relieving of a drag on the earnings of the Company with now selling, as we announced during the previous quarter, the single-family loans originated that generally go on the balance sheet at negative spreads. And I am sure the marketplace has heard quite a bit about the a lot of the originations around the country of single-family loans have turned toward that deeply teased, interest only, option ARM.

And anything that the Company originates along those lines the Company sells pretty much anywhere between two and three times a month. So that low rate asset does not stay on the books for very long at all. So previous quarters those loans stayed on for longer or even stayed more permanently, and now the strategy is to immediately sell those loans. So we're now seeing net interest income expanded.

Noninterest income grew from $3.7 million in the previous quarter to $6.9 million. Now that did include gain on sale of loans from the previously announced sale of single-family originated loans, as well as the loans that were shifted, or roughly half of the loans that were shifted into the available for sale portfolio. But also we had strong contribution from loan-related fees as well, as what we're pretty excited about, is we had contribution of roughly $1.3 million in 1031 exchange transaction fee income contributed during the quarter. So we're now seeing those acquisitions really starting to contribute to the earnings of the Company. Though the North American acquisition took place in late May, so we only saw a -- roughly about one-third of the quarter contribution from North American.

G&A to average assets, 1.16. The previous quarter included in the G&A numbers a recapture of reserve. In this quarter we had contributing numbers along the lines of compensation and benefits as well as some professional and consulting fees.

Efficiency ratios still in the low 30s, 33%. Quarterly net income grew to $19.3 million. The previously linked quarter, the March quarter, again included reserve reversals, so the $19.3 million we feel is again a very good number. We're very pleased with the quarter.

So what we wanted to do at this point is open the call to questions. Do we have any questions at this point?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Mike McMahon of Sandler O'Neill and Partners.

Mike McMahon - Sandler O'Neill and Partners - Analyst

Normally I don't say this, but congratulations on a good quarter. It is not directed at Commercial Capital. Can you -- a couple of questions here. The loans that are held for sale versus the loans that are being put on the books, can you give us some indication of what the yield is on the single-family that are held for sale versus the rough average yield per your blend of originations of what is coming on the books?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

You're talking about what is the -- let me just rephrase that. Are you saying what you would like to know is, what is for going into this -- the third quarter, what does the yield look like, or rate look like, in our loan origination pipeline versus what is the rate on the held for sale -- the remaining held for sale portfolio?

Mike McMahon - Sandler O'Neill and Partners - Analyst

Correct.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Okay. With that lead in, I don't think we had ever given disclosure on what the rate is on our loan funding pipelines. But I think it would be fair to say, and we said this last quarter, that the sale of single-family loans, whether it is from the held for sale portfolio or on loans originated during the quarter, when you combine those versus what loans would be replacing them, the strategy is that loans will be going on at higher rates replacing those loans coming off.

Mike McMahon - Sandler O'Neill and Partners - Analyst

By 50 bips? Is it higher or lower than 50?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I think you can work with that number.

Mike McMahon - Sandler O'Neill and Partners - Analyst

Okay.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I can't do even more specific than that. The single-family loans they go on the books with 1% coupon at a premium. Right? And they stay there for a couple of few months before they ever begin resetting up. And then the general weighted average margin on those -- they are 12 MAT loans -- is generally able to be replaced very, very easily by multi-family and commercial and construction loans. Combine that with -- when you combine roughly, I don't know, 30, 40 million a month of that type of loan origination with the loans that we fund through the pipeline and purchases, etc., that we have been able to pick up yield on that strategy.

Otherwise I don't know that we would really do it. What we said last quarter was that the single-family loans held on the balance sheet, that strategy, the loans were being shifted into the held for sale didn't meet our return requirements, our return bogeys. But we're going to leg into it. So we started with the lowest rate ones, the lowest yielding ones, and kind of worked our way upward. And then there's the whole timing related stuff of doing it. The strategy results in a higher rate of loan coming back on the books, as well as an asset we're a lot more comfortable with. So, yes, there is a yield pick up, but we have never gone into a disclosure of exactly what the rate is of the loan pipeline.

Mike McMahon - Sandler O'Neill and Partners - Analyst

Stephen, I'm giving you an opportunity. Anyway, moving on.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I'm not going to add that to our new now standard quarterly disclosure ad nauseam. Sorry.

Mike McMahon - Sandler O'Neill and Partners - Analyst

Moving on, do you have a breakdown of a gain on sale as it relates to the held for sale versus the flow, the monthly flow or the quarterly flows?

Christopher Hagerty - Commercial Capital Bancorp - CFO

It is kind of the same thing. In fact, Stephen and I were talking about that last week, about how we're going to disclose the gain on sale. Some of our pools are a mix of what has been in held for sale, what was originated during the quarter, because it is the same fungible, if you will, asset. So we did not -- and Stephen was asking me that exact same question.

Christopher Hagerty - Commercial Capital Bancorp - CFO

No, they can't do that.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

We were talking about do we do a whole roll forward table. Now all of a sudden the we're up to 30 pages.

Christopher Hagerty - Commercial Capital Bancorp - CFO

No, we would be disclosing every single sale.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

It is pretty similar.

Christopher Hagerty - Commercial Capital Bancorp - CFO

It is same stuff. The 12 MAT that we have been originating, the 12 MAT that we held for sale.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

(multiple speakers) the current versus pipeline.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Michael, which is why we also -- you're batting 1000 here -- but that is why we also gave that paragraph that kind of said when you take the original held for sale number, which was in excess of 600 million, and now look at the remaining, which is around 300 million. But when you subtract out the sales it doesn't equal the two. And that is because during that quarter you have loan originations, the new single-family originations of 30 to 40 million a month that we're selling. And then were some of those -- the second half of the March of '05 originated ones that we sold during the first week of April. Right? There is too many moving parts, but it is -- let's just say that the gain in terms of points on gain, they are pretty similar.

Mike McMahon - Sandler O'Neill and Partners - Analyst

And they are consistent with what you had expected and what you had said earlier?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Yes.

Mike McMahon - Sandler O'Neill and Partners - Analyst

A final question.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

One last thing. Just along that line so it helps you going into this quarter. I think when you look at all the analysts, everybody has a different gain on sale number. Some assumed we were going to sell the entire -- that entire held for sale portfolio during the quarter. Some assumed we would sell one-third, one-third, one-third. Some assumed half, half, two quarters. And it is not something that we model and say it has to work perfectly that way. It is based on -- legging into it based on what we're going to be funding in loans. How the bids are, etc.

Mike McMahon - Sandler O'Neill and Partners - Analyst

I think we all -- even though we had different expectations, we all subtract that gain on sale from core earnings.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

How did our core earnings look?

Mike McMahon - Sandler O'Neill and Partners - Analyst

On target with my lowball estimate of $0.31. So my thought was that if a portion of the gain on sale was related to flow, I would include that in my core earnings, and the core EPS number would perhaps be slightly higher.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

That's fair. I would assume that every month, and we have been saying this for awhile, every month we're going to be originating the single-family loans and selling the single-family loans that absolutely don't meet our return requirement. So you will see that every --.

Mike McMahon - Sandler O'Neill and Partners - Analyst

That would be probably 120 million a quarter roughly?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Use the number of roughly call it 100 of that. Anywhere between 30 and 40 million a month.

Mike McMahon - Sandler O'Neill and Partners - Analyst

I am timing those deliveries. They generally fund about 40.

Christopher Hagerty - Commercial Capital Bancorp - CFO

If you want to look at the first quarter, I'm just saying in terms we announced the held for sale reclass at the end of the first quarter, we had 645,000 of gain in the first quarter. So only 2.8 in the second quarter. I guess this all goes down to that issue as to what is core, what is recurring or non-recurring in terms of our activity in those type of things. Maybe that gives you some help in looking at what we have been doing in the past.

Mike McMahon - Sandler O'Neill and Partners - Analyst

Final question. Commercial real estate originations were up substantially, 50 to 100 million in round numbers. I'm wondering could you just give us some color on that? I know that you want to do a little bit more of that. Is this -- anyway, can you just give us some color on that?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Sure. We're focusing heavily on increasing our portfolio of commercial real estate at this point in time. As we always characterize our originations or fundings as lumpy, I would say that the second quarter would be consistent with that statement. Probably a little heavier in commercial real estate fundings in the second quarter than what you would expect going forward. But it is a step in the right direction.

So for the portfolio to be at 13%, that is -- we would love to get it around 15% of total income or -- excuse me -- of total assets or loans. Loans, excuse me Mike. And that is where we are trying to head, hopefully trying to get there by year end.

Mike McMahon - Sandler O'Neill and Partners - Analyst

Well, I got one out of three answered. Thank you.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

One last thing. I think that as David was going into that in something he mentioned earlier, it is still in this marketplace almost everything that we are funding -- almost everything we're originating is a pure adjustable rate loan. We're still seeing a tremendous amount of adjustable rate loan activity, regardless of -- it is still counterintuitive. You would think everything would be a long-term, fixed-rate loan. But that is not what we do. And we're still seeing tremendous strength in pure adjustable origination.

Mike McMahon - Sandler O'Neill and Partners - Analyst

I'm glad you mentioned that because several of your competitors are saying that in the small multi-family area that they are seeing more and more requests for hybrids. So when you say monthly adjustable, I assume they are monthly adjustable and not monthly adjustable after three years.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Whether it is looking at our current pipeline or what we funded during the quarter, a huge amount of it is either pure monthly adjustable tied to 12 MAT or tied to LIBOR or tied to prime. And it is still kind of continuing along those lines. I would be remiss if I said that we don't get asked for the hybrid loans, but --.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

I would say a key ratio is that in the second quarter originations over -- just around 77% reprice within a year. And that is pure repricing versus the portfolio mix right now on total loans of 72%. So it is a positive momentum, not a negative momentum at this point in time.

Operator

Kevin Timmons with CL King.

Kevin Timmons - CL King - Analyst

Mike hit many of my questions, but I have a couple of holes to fill in and a couple of other qualitative questions. On the non-performing asset increase, is that going to likely be on the books for a couple of quarters? That is something you haven't taken possession of, right? It is just the nonperforming loans at this point?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Let me go into that with a little bit of detail. It all relates to previously originated Hawthorne construction loans that we acquired. I would say that they are classified substandard, do have 15% reserve allocations against them. However, none of are, we considered at this point, impaired from a value standpoint.

The largest one, which is a little less than $6 million, about $5.7 million, relates to a 12 lot development down in Encinitas, California. What we have done is we are in the process of restructuring the loan, releasing the remaining lots and just finishing up the 5 lots that we are currently in process of building out. Our expectations on those are 3 of the 5 are pre-sold right now and would hopefully pay off by October. Another one looks like it is going into escrow now, which would have us paid off by year end. Again, not a collateral impairment issue from a value standpoint, but it is a matured loan and we chose not to proceed to finish all 12 and just finish out the 5. So it more or less hit the report during a period of maturity.

The other loan that hit was a partnership dispute on a spec home that is being developed in Malibu. Again, between the land and construction, a little over 65% loan to value in a very strong market. Just a partnership dispute that is going to need to work its way out whether or not we end up owning that asset or not. I seriously doubt it due to the equity in the asset. But that one timing is probably a little harder to predict right now due to the fact that there is a partnership dispute. But that is about $2.5 million.

The other thing I would say is we're continuing to experience no delinquent multi-family and commercial real estate assets. It is just some lingering assets related to the Hawthorne acquisition that we're working our way through.

Kevin Timmons - CL King - Analyst

Prepayment fees were up this quarter. Any sense at this point whether that is kind of a run rate at this point or up, down at this quarter?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

That is another one of those things characterized as lumpy. Yes, the timing of it and how they come in, it is very hard to predict.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

We did have some acquired loans with yield maintenance provisions that if we get a few of those paying off because the yield maintenance is so high, they tend to throw the ratio off as a percentage. We did have a few larger loans that we were refinancing into the fixed-rate market that allocated some fees to us. So it is very hard to predict this quarter to quarter.

Kevin Timmons - CL King - Analyst

But it sounds like it would be sensible for us to model that down a little bit?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

It's hard to tell. Our momentum on prepayments right now appears to be leveling off.

Kevin Timmons - CL King - Analyst

The expense increase versus Q1, is all that core or are there any non-recurring items in there related to the latest acquisition?

Christopher Hagerty - Commercial Capital Bancorp - CFO

There is not any significant amount of non-recurring items. If you look at the first quarter we had TIMCOR since the middle of February when we did the acquisition. Stephen pointed out obviously the recapture of the reserve for unfunded commitments that occurred during the first quarter. Second quarter you have obviously the full quarter effect of TIMCOR, as well as the -- a little over a month effect from NAEC. So I think except for the recapture of the reserve for unfunded commitments, in the first quarter there isn't any huge items in the second quarter that I would consider to be non-recurring.

Kevin Timmons - CL King - Analyst

And so the run rate for Q3, the primary difference is going to be reflecting the full quarter effect of North American?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I want to -- let me go into that for a second, because that is what I started talking about when we were going through the slide show. And we just put out that release talking about James Daley joining us last week from Comerica, the starting of the Commercial Banking division within the Company, and the Corporate Financial Services division within the Company, and they is more to come.

So I think it is very important that people walk into this quarter that we are now into recognizing that there will be -- you don't do these things for free. When you look at what that division is over Comerica, it is a pretty significant division at Comerica. They have been real, real tough to compete against. They are really the top people in the country. This Corporate Financial Services division over there is the group in town, so to speak, that focuses on bringing in those commercial deposits, those cash managed -- bringing in the cash management and treasury services to 1031 exchange accommodators, title escrow companies, property management companies, all these fiduciary corporate financial services.

And bringing on somebody like James Daley, he ran the whole thing over at what used to be Imperial Bank; not ITLA, but Imperial Bank that was acquired by Comerica in 2001. And that group just continued to be the dominant group. So I just want to point out that during this quarter that we're now in there are going to be some onetime extraordinary expenses. And then we will see going forward some compensation expense related increase. Just look at that as that is kind of extraordinary stuff out there.

And it kind of reminds me of, David and I have joked around about it, kind of eight years ago when we started the Company we perfected the expense side before we got the revenue side going. So the group doesn't come over and then three minutes later give you $1 billion of deposits. Right? So these things kind of leg in. But I just want to -- I don't want everyone walking into this thinking that the Commercial Banking Division that day one all you get is revenue with no expense for free.

Kevin Timmons - CL King - Analyst

The onetime component of that, Stephen, is that the six-figure number or seven figure number?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

We will go into some indication as we go and give some more color momentarily in the next handful of days.

Kevin Timmons - CL King - Analyst

Okay.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

But my main point is from a strategic standpoint it is one of those things that really kind of assures the quality of your growth going forward. And these are things that you -- the different phases of evolution of the Company and the maturation of the Company, it is completely logical that this Company is focused, obsessive about the growth and quality of the funding base of Commercial Capital Bancorp and the funding base of Commercial Capital Bank. And you see that in the acquisition of TIMCOR, the acquisition of North American Exchange, and now bringing on James Daley to head up the Commercial Banking Division, and the bifurcation of the relationship retail bank and the commercial bank. So it is -- there is more to come, more things that are happening and these the kind of things that we're doing for '06, '07, etc.

Kevin Timmons - CL King - Analyst

What you're doing is perfectly logical and needs to be done. So I have no issue with that.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Thank you.

Kevin Timmons - CL King - Analyst

In terms of qualitatively, can you talk at all about the deposit pricing in your market whether it has gotten more or less intense or stayed the same?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

It is as competitive as it has always been. People -- they are all looking for funding, right? And whether it is on the retail side or the business banking commercial side, it is a very well banked market. Californian is an extraordinarily large economy with a heck of a lot of banks and a heck of a lot of branches and a heck of a lot of upstair offices, etc. And there's nothing about our task over here that has ever been easy, so it is no different than it has always been. It is a very, very competitive and we play our part in that.

Kevin Timmons - CL King - Analyst

And same kind of question on pipeline of loans. Any changes of any material size in the spreads you're achieving over the indices?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

I truly don't think so. I think our average spread right now is consistent with what we see month in and month out, quarter in and quarter out. That is not to say that we are starting to see some compression on the fixed-rate side, so that the hybrids are getting more competitive. But that has been the case at least over the last year or so with Citibank using more national pricing and --.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Fortunately we don't do a lot of that.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Which is a good thing. So I would say on the adjustable side spreads have held up fairly well in the market. We do see some outlier competition from time to time that is more competitive than certainly we're willing to go. But I guess truth will be in the performance over time, which is the percentage of adjustable rate loans we're able to attract to the bank and the pipeline as well as fund. And we feel really good about it at this point in time.

The market is very active. We were -- second quarter is always this slow time tax season, starting of summer. Everybody gets a little bit nervous. But the pipeline is as strong as it has ever been. And we're feeling really good about third and fourth quarter and the pricing. Again competition is fierce. It has been. But we're holding our own. We did achieve number two marketshare based on the DataQuick information provided at the end of the first quarter. And we feel we're going to be able to maintain that market share going forward and actually increase as a percentage.

Kevin Timmons - CL King - Analyst

And finally, on the margin, you went through the loan -- the 12 MAT repricing schedule, and that was helpful. There are two other things I am wondering about. First of all, on the purchase accounting adjustments can you give us any color as to whether the impact from that will be roughly consistent? And I know it depends on what happens during the quarter, but somewhere in the range of what happened in the second quarter, or is it likely to be much different?

Christopher Hagerty - Commercial Capital Bancorp - CFO

If you look at page 15 of the release, it gives you the second quarter effect of the purchase accounting adjustments compared to the first quarter effect. You'll see that we had roughly half of the effect on the income statement compared to the first quarter. And that is of course expected in light of the fact that the purchase accounting adjustments decline over time.

And we indicated when we acquired Hawthorne that the loan purchase accounting adjustments were at an average life of around 20 months, or something like that. So here we are in the 12 month period and it continues to go down. I would expect that you're going to -- now the question is going to be, well, it went half from the first quarter, and the second quarter is then going to go half again to the third quarter. I can't tell you exactly what that dollar amount is going to be. It all depends on -- probably the biggest variable it is the loan side, the payoffs, those types of things. Also the first quarter reclass that we did to held for sale. Took some of the very small amount of the mark moving into held for sale. So that some of that would go through gain on sale, not through margins.

So there's all these factors that go into that. But on page 15 it does kind of break out for you the first quarter versus second quarter effect. And I would be certainly surprised if we saw a significant increase in the effect of the purchase accounting would have going forward. That is why we wanted to make sure people were paying attention to the margin. 1 basis point on -- call it a GAAP side or -- but when we exclude the purchase accounting effect, margin up 13 basis points quarter over quarter. Hopefully that did more than confuse everyone there.

Kevin Timmons - CL King - Analyst

There will be a core margin chart.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Yes, we're going to (multiple speakers).

Christopher Hagerty - Commercial Capital Bancorp - CFO

Mike, it is getting back on it right now. I can feel it.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Chris, you just said something that I thought was really fascinating, which was the whole thing that you wanted to be sure the people were paying attention to the net interest margin.

Christopher Hagerty - Commercial Capital Bancorp - CFO

Yes, that's true. I guess everyone has been doing that. But page 15 is the short answer to your question.

Kevin Timmons - CL King - Analyst

One final part of the margin question. North American there was an impact -- a positive impact on the margin there for the quarter, even thought it was whatever roughly half the quarter I guess.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

(multiple speakers) That closed on May 24, so we got just barely over a month of that.

Kevin Timmons - CL King - Analyst

What roughly -- can you tell me either the impact on the margin in the second quarter, or I guess that would be easiest way to --.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I think the best thing to do -- I'm going to say we don't have that number right now, because what you've got to do is just look at --.

Christopher Hagerty - Commercial Capital Bancorp - CFO

Page 13.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Exchange balances on an average were --.

Christopher Hagerty - Commercial Capital Bancorp - CFO

Look at page 13.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

$539 million.

Christopher Hagerty - Commercial Capital Bancorp - CFO

Page 13 gives you the margin calculation in detail. You can see that $539 million of exchange balances. You can see that there was an average cost in the quarter of 85 basis points. So you can use that in your analysis, if you would like.

Kevin Timmons - CL King - Analyst

Period end are you still paying around 85 basis points, or has that changed much?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

This is the disclosure we're giving.

Operator

Richard Eckert with Roth Capital Partners.

Richard Eckert - Roth Capital Partners - Analyst

I had a of couple of questions, but previous two callers had seemed to have depleted my reservoir here. It wasn't exactly clear to me how much of your core fundings you retained in the quarter?

Christopher Hagerty - Commercial Capital Bancorp - CFO

Except for the single-family, obviously the single-family loan -- and that is why we have gotten away from that disclosure is just that with all the different dynamics going on in the portfolio, selling the single-family originations and those type of things, it has become less relevant, at least in our opinion.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Except for that we don't sell multi-family.

Christopher Hagerty - Commercial Capital Bancorp - CFO

No, that is what I'm saying, everything --.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

(multiple speakers) We don't sell construction.

Christopher Hagerty - Commercial Capital Bancorp - CFO

Everything except for single-family is retained.

Richard Eckert - Roth Capital Partners - Analyst

And then this disclosure that you purchased 100 million of adjustable-rate income property loans, is that above and beyond what you had originated?

Christopher Hagerty - Commercial Capital Bancorp - CFO

No, that is part of the fundings number that (multiple speakers).

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

And in the total fundings. We bought loans in previous quarters, and we just felt that we would break out more detail this quarter. That also gave us the opportunity to get a hold of a lot more commercial loans, especially given the restructuring of the single-family portfolio.

Operator

Greg Lapin with Saranac Capital

Greg Lapin - Saranac Capital - Analyst

I am just curious about first if you have a better sense for the timing of fed tightenings and the absolute level, when you get closer to that point would you want to do a little bit more hybrid on the multi-family side, hybrid loans?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Whether rates were going up or rates were going down, we have always pretty much been an adjustable-rate lender.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

It is more of borrower appetite and momentum in the market that dictates -- but yet to the extent you want to be more competitive we understand that we could drop our margins to meet competition and originate more.

It is -- I think it has a lot less to do with the direction of where the Fed is taking in a sense what we call the short end versus where the rest of the market is taking the medium to long end. And as long as they are betting that the momentum of the economy is benign to slowing, which we see, reflected in the flatness of the yield curve we will probably not be as competitive. Now if we got a significant steepness in the yield curve potentially it could make sense, given the fact that our assets are so short and we're replacing more term or wholesale type of funding with longer-term core funding, that we could afford some extension. But at this point in time, I don't see us fundamentally shifting our originations to upgrade our percentage of hybrids.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Also, keep in mind when we started the Company 7, 8 years ago, rates were still higher than they currently are on the short end of the curve when we were in a very steeply inverted yield curve. And we were still making pure adjustable-rate loans back then.

Greg Lapin - Saranex Capital - Analyst

Right. I think the market is a little -- just take taking my sample of the market -- I know you have a small market share. There appears to be, and Mike mentioned earlier, this desire for more hybrid. Would you then say that you would have originated more multi-family if -- would you have originated more multi-family because of your push to keep it on the monthly adjustable in the 12 MAT?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Clearly if we say dropped our hybrid pricing to meet Citibank's current pricing in the market, would we do more hybrid? Absolutely. Because we are fairly dominant in the market as far as reaching out throughout the state. So we can kind of, in a sense, control our pipeline in originations based on our pricing levels. Yes, if we wanted to drop and meet Citibank on hybrid ARMs we would get a lot more of those. But right now we feel good about the momentum of the pipeline, the percentages of what we are achieving. And as long as the yields are good to the bank and we are able to grow there's probably no need to get down and start extending (multiple speakers).

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Plus I don't know how smart that would be right now for us at all. You know. We are seeing real benefit coming in from everything we've talked about for the last several quarters, as far as being a pure adjustable-rate lender. You are starting to see a large amount of loans repricing upward. And you may recall, I don't know exactly what the percentage was, but if you go back to when we closed on the Hawthorne acquisition, we had a pretty large cluster of loans that were -- that even if rates went up were not going to reprice upward because they were above -- they were sitting on floors above a fully indexed level. And now there's hardly anything on this balance sheet that isn't repricing. When you look at those adjustable-rate loans that repriced inside of a year, north of 90% of those -- some huge number -- is floating, just purely floating off of index plus margin.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

I think the other issue for a lot of lenders out there is they are the third, fourth or fifth call in the market. So if they're looking for a unique financing, either a long-term fixed or other, all of a sudden they are getting the call, so they are seeing the pressure on that side. So they are in a sense than not the first call or second call or third call for an adjustable-rate loan. That would certainly be us, Citi or Wamu at this point in time.

Greg Lapin - Saranex Capital - Analyst

That's helpful. I just want to get a feel for the market changes and if that was causing you to change at all. Then just the final piece is two numbers -- I was wondering if there was any severance in the quarter? Second, you have worked the tax rate down due to some strategies, is this rate or the six months level is this sustainable?

And lastly, in terms of market changes, it looks like the construction originations were lower than planned. And I wanted to see if you are meeting your expectations there. And that is it.

Christopher Hagerty - Commercial Capital Bancorp - CFO

Let me take care of the first two. First, no severance. Second, the tax rate -- I would look at the six month tax rate of 37.5% as to what the anticipated tax rate is for the year, at least at this point in time.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

As far as construction originations, I think it is indicative of our restructuring of the group that given our lending criteria and requirements for construction loans that we did see a slowing. Some of that is under the term of lumpy, because those loans to be average size, larger than what we're doing on the multi-family side.

That being said, we do have a strong construction pipeline and would expect that the second half of the year would be larger in fundings than certainly what we achieved last quarter and probably year-to-date. So the momentum is positive, but I think we were weeding out some previously existing loans in the pipeline that didn't meet our current criteria. So a little bit of a slow down there.

Operator

Scott Carmel with Moors and Cabot.

Scott Carmel - Moors and Cabot - Analyst

A couple of questions. First, on the FHLB advance portfolio, could you give us a little more color where you are concentrating right now maturity wise, and what the new advances are coming on pricing wise?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

As far as the first question, it is kind of a laddered portfolio, some maturing kind of every quarter going out there. We have some that is out over a year, some that is out -- in there there's a little bit that we put on that is out a year and a half. And I think some of it is even longer than that. Some of it is out a couple of years. But there is some -- the reprices who are coming up and maturing almost every quarter -- new ones come on. Let's call it roughly around a 325ish or so. And that will be dependent on where -- what goes on as far as fed activity.

Scott Carmel - Moors and Cabot - Analyst

Is that 325 for a one year or is that --?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

No, that is shorter than that. But given that everything that we're doing, or the bulk of what we're doing is repricing inside a year, and the bulk of that reprices inside of six months and inside of a month, we haven't felt in here the need to significantly extend. But the reality is also you saw what went under in that quarter. We actually reduced federal home loan bank borrowings by roughly about $500 million as North American Exchange was acquired, as TIMCOR legged in, as North American Exchange and TIMCOR both organically grew, as well as we will see how the Commercial Banking Division phases in.

Scott Carmel - Moors and Cabot - Analyst

But we could expect on the pricing that rate to go -- at least 3.25% by the end of the year?

Christopher Hagerty - Commercial Capital Bancorp - CFO

Oh, no, no, no. (multiple speakers).

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

No, absolutely not.

Scott Carmel - Moors and Cabot - Analyst

No?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

No, because that would assume that everything matures by the end of the year and it is entirely replaced with new advances at 3.25%. Right Scott? What about all the stuff that is out there a year, a year and a half, two years, that stuff stays at where it was. Right?

Scott Carmel - Moors and Cabot - Analyst

Right. How much of the portfolio is that?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

That would be a whole separate disclosure that I don't think we have ever done. But the reality -- just do the math. You've got stuff that is out there beyond the year end. So that stuff isn't going to all go to 3.25% by year end. It would be impossible.

Scott Carmel - Moors and Cabot - Analyst

Right, but I would think that longer duration advances were up at a higher rate already.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

It depends on when they were put on. So if the longer duration advances were put on when rates were a couple hundred basis points lower than here, we're kind of enjoying those, right?

Scott Carmel - Moors and Cabot - Analyst

Right. Second question. Just on the allowance. You took zero provision again, so the percentage came down a little bit. What is the level you start to feel comfortable with on the allowance?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Again it all depends on mix of assets. Currently with the remix of the portfolio, our reserve allowance against multi-family and commercial is that historically percentagewise well above what any expectations for cyclical changes in the market. So we feel that as this portfolio seasons and matures there is probably some additional room for growth there.

I think what we have told everybody is we feel comfortable that we can absorb the growth, at least through the rest of year before we have to look at provisioning. And I think that is still the case. Even with some downgrades on some construction loans into substandard, which at 15% is a decent amount of reserve allocation, we still feel very comfortable with the overall adequacy at this point in time.

Scott Carmel - Moors and Cabot - Analyst

Just lastly then, loan deposit ratio, obviously it improved quite a bit at the bank level. Do you guys focus more on the holding company level or the bank level when you look at this?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

We look at the bank level on that. That is kind of -- let me phrase that right, when you say it came down quite a bit, do we look at it at which level. That came down as a by-product, not as a strategy to have to bring down by any means the loan to deposit ratio. It is more as a by-product of -- we I think have done a pretty darn good job during the quarter of growing deposits at the bank, and at the same time while loans grew also. But the pace of the growth of core deposits at the bank dramatically outpaced it. So that came down to 1.5 from 1.75. And I don't think we have been at 1.5 in quite some time.

Scott Carmel - Moors and Cabot - Analyst

Just -- a lot of that was due to TIMCOR and North American?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Absolutely. And we think that -- we would think that we're going to be doing more of that kind of stuff.

Scott Carmel - Moors and Cabot - Analyst

Is there a level of those deposits where you start to get uncomfortable? They are approaching -- they are up over 600 million now. Is there -- is there a point where you start to hold back on the exchange balances where you feel like it was making up too much of your funding?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

No. This has worked out to be a great strategy. The acquisition of North American and TIMCOR, when you look at what the cost of these funds are, it is pretty attractive. We don't know a lot of other means of funding it below 1%. And the way we look at this is we are always going to have multiple legs of the stool, and that is kind of what we started talking about in the recent releases, the starting of the commercial banking division; the acquisitions of North American and TIMCOR; the bifurcation and focus -- bringing on Richard Grout formerly of -- recently First Fed of Santa Monica, but a number of years running the 170 branches over at Downey Savings; and the focused effort on the anticipated future growth of the retail relationship bank.

The freeing up Chris Walsh who runs the entire relationship retail bank to bring in deposits from our borrowers. There is really multiple legs to the stool. So we are never going to be focused 100% only on one of these initiatives. It is really -- the legs of the stool right now that exist that are being focused heavily on are the retail focus through the branches; the bringing in deposits from our income property real estate investor, which consists of both the personal net worth type liquidity deposits as well as those property management cash flow -- cash management type balances. Also the commercial banking division and the financial services group within it. So it is multiple legs. And they you got that TIMCOR North American, and whatever else we do along those lines. We are never going to be a one trick pony on the liability side going forward.

Scott Carmel - Moors and Cabot - Analyst

Good. That is all for my questions. Thanks a lot guys.

Operator

(OPERATOR INSTRUCTIONS). Dave Bishop with Legg Mason.

Dave Bishop - Legg Mason - Analyst

A couple of quantitative questions here. In the past you have broken out I think the level of business deposits and the deposits in the Financial Services Group. Any chance of getting those numbers?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I think that number at quarter end was easily in excess of 100 million.

Dave Bishop - Legg Mason - Analyst

For the Financial Services?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Yes. And still very low cost. And then beyond that there is a heavy focus on that. Actually that number in theory would be larger if I include North American and TIMCOR. But then -- and the Financial Services deposits are not included in the North American and TIMCOR Exchange balances numbers. But then beyond that all of that is going to be showing, not including TIMCOR North American, but the Financial Services balances that have existed in previous periods, those are going to be part of the Commercial Banking Division numbers. So those -- that will be disclosed as that starts growing.

Dave Bishop - Legg Mason - Analyst

And then the MFlex program, is there anything taken down off of that this quarter in terms of the loan sales?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

We have a pipeline going we did not originate in the second quarter. One of the issues you face as a new MFlex originator is we have a prior approval contract with Fannie for the first nine or ten loans. So we are in the process of filling that piece before we are basically approving on our own and funding. So it takes a little while to get through that process that I'm sure other originators have experienced. We should have originations during the quarter, this quarter, since our pipeline is building, but nothing is reflected in the second quarter.

Dave Bishop - Legg Mason - Analyst

Any sense in terms of volume there? Is that going to hold true with what you were forecasting in the previous quarter?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

We feel good about our expectations for volume. Again I think we need to just get through this prior approval process, which tends to be a little clumsy, because that approval process takes place in Washington by Fannie Mae. So once we get through those first nine or ten months that we would expect originations and fundings to start ramping up fairly readily.

Dave Bishop - Legg Mason - Analyst

Stephen, circling back to one of your favorite topics, the net interest margin. I think during your narrative you said you were going to touch on something there at end, and you were going to circle back to it. I just had a philosophical question. I guessed in the past you had admonished us on this side of the business when the margin was turning around 350 or so in the earlier part of last year, you said (indiscernible) comfortable managing sort of within a (indiscernible) around 330 or so.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Say it again, please.

Dave Bishop - Legg Mason - Analyst

Yes. In the past you had always sort of admonished us maybe not to look at the 350 margin in the second quarter of last year as the one where you typically manage to. In the past you said you guys have been pretty comfortable managing to a 330 margin or somewhere at that range. Any thoughts in terms of where to look at this thing ramping to give the influx of exchange deposits?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

It completely -- and I have been saying this for a little while in here -- it completely depends on the success on the liability side. The asset side is going to do its repricing, as indices are all ratcheting upwards. And even if rates stays flat, which we are not anticipating, then you would get the natural continued increase in the 12 MAT index. But with that said it completely depends on how successful we are on all these initiatives on the liability side.

Operator

Brian Hagler with Kennedy Capital.

Brian Hagler - Kennedy Capital - Analyst

Just a couple of quick questions. One, I didn't know if you could tell us what the margin was at the end of the quarter. You said it progressed pretty nicely throughout. And then number two, have you hired just James Daley so far, or him and a team at this point?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

The only thing we have disclosed as of -- through the most recent period -- and I'm picking words as I go -- is that we have hired James Daley and announced that James Daley has joined the Company.

Brian Hagler - Kennedy Capital - Analyst

Great. And then I guess the final (multiple speakers).

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

And I'm sorry that we're not going further than that at the moment in terms of the disclosure right here on this call.

Brian Hagler - Kennedy Capital - Analyst

That's fine. Can you tell us what the margin was at the end of the quarter?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Let's just say that the first month of the quarter was a decline and the next two months were pretty good increases.

Brian Hagler - Kennedy Capital - Analyst

Okay, thanks.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Again going back to my last statement, which was that it all depends on what goes on the liability side of the balance sheet. We had really good things happening during the quarter. And I think we have made it pretty clear that we're going to continue on working on things that are analogous to what we did with the TIMCOR acquisition, the North American acquisition that this thing on starting the Commercial Banking Division that is pretty significant. And we're not doing that in a little way.

I'm hoping that as people do their homework and they see what the Corporate Financial Services Division over at Comerica was about, and what it was all when Imperial Bank existed prior to Comerica acquiring Imperial, I think people will get an idea of what it is that we have really kind of jumped into. We're not -- we don't like doing things that have a teeny amount of impact on the balance sheet and on the earnings of the Company. If it is not going to have volume impact, it is not something that we would do.

I know you're asking specifically what was the margin at the end of the quarter, but let's just say it dropped in the first month and then trended upward pretty strongly in the second and third months. And as far as what it does going forward, it is going to be driven by all these things that we're doing, focusing on the liability side.

Brian Hagler - Kennedy Capital - Analyst

I agree and maybe to that end can you just briefly talk about some of the changes Richard might be making on the retail side, or some of the strategies he might be putting in place, since at this point that still is your largest deposit base?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

That is going to kind of come in over time. He was here for a week and then took his scheduled vacation that he had scheduled from several months. And today is his first day back after having been here for a week. And he is just gotten out to every one of the branches and met with everybody and gotten a feel for what he has dived into. And what makes us feel very, very comfortable is it is not a bunch of us running around pretending that we know how to really do this retail thing. Richard has done that. He has done it very successfully. And he is done it a much greater scale than where we are at. He did it with 170 branches over at Downey Savings. And things will play out as they do. He now knows where the coffee machine is.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

A significant impact on (multiple speakers).

Brian Hagler - Kennedy Capital - Analyst

Great. Well, I look forward to that. Thanks.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Sorry, Brian.

Operator

James Abbott with FBR.

James Abbott - FBR - Analyst

Congratulations on the quarter. It is good to see some stability in a couple of areas. A question that I had was similar to Scott's question on funding. And I guess it relates to just looking at your rate sheet on CDs and stuff like back, trying to give a sense. I think we have a pretty good sense as to where money market accounts might go and so forth. But CDs -- a year from now looking out I guess I assumed that most of the portfolio would have repriced by that point to what you are pricing today. Is that correct, if your average duration of your CDs is less than a year?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

That is correct. The CD book that James -- you'll remember in previous quarters we have talked about reducing the amount of CDs that we got, and trying to take away that pressure on you of the best that you get in terms of a CD that is affordable to manage on your balance sheet. It might be a six month to one year CD. And so every month you've got some of those that start coming up on you. It is a ladder portfolio of CDs and -- but the Company has had less and less of a focus on the CD book in terms of not really excited about the idea of growing that book. While at the same time the reality is the market -- there are people out in the market that are paying some pretty crazy rates for CDs.

James Abbott - FBR - Analyst

I guess what I was really --.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I guess it is timing -- I guess the timing is pretty good that we're starting the Commercial Banking Division and doing things like the TIMCOR and North American, while still recognizing we have got a pretty big retail bank, and that that is why we brought on someone like Richard Grout.

James Abbott - FBR - Analyst

Which was a good move. Where is the predominate amount of money that you are attracting? Is it predominantly six month CDs or -- just so I can get a sense as to what I might be looking forward to as time progresses?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

It is around a six month CD.

James Abbott - FBR - Analyst

That's fairly typical, which is -- you are roughly 365 on that rate. Is that correct right now?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

On that next incremental I think that may be right. And that is below where a number of people are in the marketplace.

James Abbott - FBR - Analyst

Sure.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

We're not priced to get much of them.

James Abbott - FBR - Analyst

You're not attracting a lot of money at the 4% level then at this point.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

How about zero. We're not going to be that guy. That is World Savings out there with a six month CD or seven month CD approaching a 4.20. That is not us. We're not going to be competing in that market. We have no desire. They may be able to make money doing it, but we are not.

James Abbott - FBR - Analyst

And then I guess other question on -- as long as I am on that vein is your money market accounts the incremental -- the majority of the new money coming in on money market accounts is where?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Through our business banking effort.

James Abbott - FBR - Analyst

I'm sorry -- the rate?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Oh, the rate at -- the new incremental dollar would be at around 3. There are people that are paying in the market 3.25 and 3.15 and other rates. And we are at 3 on the next incremental dollar, and it is on new money only. So you can see that obviously it is not like all the money is at that rate, nor anywhere near that rate, because our total deposits average balance for the quarter -- that rate was significantly lower. And we have a lot of money market, savings, etc., that is sitting on the balance sheet at significantly lower rates that that bringing our cost of funds done quite a bit from there.

And you might remember that we've got a large, large percentage of this deposit base that is business deposits, not that highly competitive rate, consumer.

James Abbott - FBR - Analyst

Sure, sure, and I appreciate that fact. Just on the transaction accounts, linked quarter from 1.69 to 1.85 make sense as to how that might progress throughout the balance of the year?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

It depends on the success of what we're doing on the Commercial Banking Division and what we do within TIMCOR and North American and how the retail side plays out. So it is very hard to tell that. You only had a very short period of impact during the quarter, roughly a month from the North American acquisition.

James Abbott - FBR - Analyst

Let me ask it another way. On the retail deposits side have you had to raise your existing account rates? In other words, money that has been at the bank for six months, a year or more.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

In money market?

James Abbott - FBR - Analyst

In money market.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Or savings?

James Abbott - FBR - Analyst

Or savings. During the last three months.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

No, no. With that said, occasionally we get that one depositor in there who says I know it is for new money only, but -- and God forbid that they are all listening on this call. It is for new money only, and occasionally get you get the one who says, well, my money might leave your bank. And you might make that little adjustment here or there. But on an overall book basis, absolutely not.

James Abbott - FBR - Analyst

I appreciate that. That's very helpful to --.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I think it's important to realize, it is on new money only, next incremental dollar.

James Abbott - FBR - Analyst

Sure, sure. I appreciate that. Last little housekeeping item. Could you give us -- I don't know if you have disclosed this in the past or not, or if even you can characterize it, but the average loan size that you booked during the quarter was it substantially larger than what the average is for the portfolio?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

As we have talked about it, originations tend to be variant from quarter to quarter. It was certainly larger than the portfolio, but that is pretty consistent with what we have experienced since Commercial Capital Bank's portfolio we've legged in in size, because when we were a small institution we were borrowing smaller assets. And certainly on the multi-family commercial side, Hawthorne's average size was relatively small. So we would expect -- right now I believe our portfolio on the multi-family commercial side sits about $1.25 million to $1.3 million. We are originating at around $2 million average size plus or minus. So that will increase over time, but it increases relatively slowly because of the size of the portfolio.

James Abbott - FBR - Analyst

Beautiful. That is exactly what I was looking for. And the loan to value on the new originations is roughly in line with the existing portfolio, correct?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Yes, it is around 68%. And I would say at origination, so --.

Christopher Hagerty - Commercial Capital Bancorp - CFO

Yes, that is at origination.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

So you would get the seasoning of the portfolio. The portfolio is probably closer to 50% overall. And that we would expect even at 68%, given current trajectory in the market, that would blend in and end up around the same ratio as the overall portfolio. We feel very well secured on an overall basis.

James Abbott - FBR - Analyst

Sure. And David, what is your thoughts on rent increases over the course of the next year? What would you anticipate? I think you have talked about that in the past on the call, but if you want to touch on that?

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Markets have been really stable. We have gotten our latest recaps and forecasts for the rest of '05, and most markets are predicting somewhere between a 3 to 6% rent appreciation. The biggest rent appreciation we are seeing right now is in L.A. County which is largest market. But interesting enough, all of the northern California markets are experiencing positive rent appreciation. And when we talk about positive up there that is in the 1% range.

The only market that is flat still is the South Bay of San Francisco. But it is not a negative trend at this point. It is basically flat, which is good. It is the first quarter we've seen flattening in rent and not a negative rent roll in the market. So our expectations are modest appreciation in rents in the 3 to 5% range with some outlying markets showing better performance, which is I think a very stable market at this point in time.

James Abbott - FBR - Analyst

Fantastic. One other thing that I just thought of is I know you that purchased roughly $100 million worth of loans during the quarter. Can you give us just the prior quarter's purchases just for comparison? And then maybe what sort of pricing that is, 101, 102 on those types of loans, or maybe '05, I don't know?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I think the previous quarter, linked quarter, was (multiple speakers) just north of 10 million or something. And then this quarter, given timing of loan sales and the ability to pick up some commercial real estate loans, which was I believe the majority of it, the loan purchases were around call them 101ish.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Yields were good. We just happened into a couple of pools. And generally our activity is less and we would expect probably quarter over quarter to be looking at 100 million range, but we just happened into a few pools that met our criteria from not only from an asset quality, but from a pricing standpoint.

James Abbott - FBR - Analyst

And are they backed by a fixed-rate -- like a hybrid 5 1, type of thing?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

(multiple speakers) Most of it is adjustable.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

So we were lucky enough to find, again, pools that fed our balance sheet (multiple speakers).

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

We're not out there trying to buy by any means or trying to fund by any means longer fixed-rate stuff on this balance sheet. As much as there was an earlier question about opportunities to do that should the fed slow down their activities etc., we are an adjustable rate lender, and it is a heck of a lot easier to manage this balance sheet with adjustable-rate loans.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

It was opportunistic during our quarter in which we're selling single-family to find a few pools out there that met our criteria. But we weren't in a sense actively searching. We just happened to be able to get in front of a couple pools that made sense for us.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

With that said, we may do some more this quarter with -- we're going into the quarter with a record loan origination pipeline or loan funding pipeline that grew pretty nicely, and had some loans that went from the second quarter into the third quarter, etc. But as well as the just natural progression over the course of the year of a pipeline that perhaps grows. And combine that with we're still going to be selling some of the single-family loans. So if opportunities make sense and we're comfortable with the asset quality and comfortable with geography and comfortable with interest rate risk related issues, as well as the overall yield or rate on the loans, we look at these things periodically.

James Abbott - FBR - Analyst

Super, thanks again. Great quarter.

Operator

Mike McMahon with Sandler O'Neill and Partners.

Mike McMahon - Sandler O'Neill and Partners - Analyst

I wanted to follow up on the Exchange balances. At the time you acquired the two companies you acquired $370, I think, and $174 to $544 million. And now they are at $685. So a $140 million difference. I am wondering if you can give us any color, your best guess, recognizing you haven't been in this business for a long time about the seasonality of these deposits? Are they likely to grow modestly from here?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

They have a tendency to build as you start heading towards the middle of the year -- towards the very end of the year. We saw the same thing occur with TIMCOR, because obviously we were working on the acquisition of TIMCOR at the end of last year on into the beginning of the year. We saw their balances kind of decline towards the end of year and then start building up again.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

I think the key is these are two both growth companies, and they have growth pretty similar to what we have experienced in the past. So although there may be some cyclical nature to the deposits, we still expect positive growth from the company. So this is not, we feel, an aberration that we would expect noncompounded growth going forward.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Right. Also, keep in mind, the beauty of this is the volatility of it, the trends of it might be relatively similar to what we do from a loan origination standpoint since the majority of what we do on the income property side is purchase transaction. And the majority of those are driven by 1031 exchange activity. So what we might see go on in terms of overall trends in that deposit book in the exchange businesses might somewhat mirror what we're doing in terms of loan funding.

Mike McMahon - Sandler O'Neill and Partners - Analyst

Are you --.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Does that make sense?

Mike McMahon - Sandler O'Neill and Partners - Analyst

Yes, it does. Are you currently pursuing additional acquisitions in this area?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

We don't generally comment on the specifics of that. But we have made it very clear that we love the business. We're committed to the business. And should the opportunity arise, we will clearly grow that business. And I think I have said that that growth could come both organically as well as through acquisition.

Operator

Scott Carmel with Moors and Cabot.

Scott Carmel - Moors and Cabot - Analyst

Just a quick follow-up on my earlier question on FHLB advances. Could you tell us of the $1.5 billion that was on the balance sheet at the end of the quarter, how much of that is overnight?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Hardly anything.

Scott Carmel - Moors and Cabot - Analyst

But didn't you say before that you are borrowing overnight on the advances?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

No, I'm just --.

David DePillo - Commercial Capital Bancorp - Vice Chairman, COO

Historically we had --.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Historically there is always been some overnight. What I am saying is that at the end of the quarter there was almost none. It was a very, very low number.

Scott Carmel - Moors and Cabot - Analyst

So you are doing three month, six month advances?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

It varies on -- some of it -- generally when we do them it might initially be -- there may be some overnight. There may be some six month. There may be some other type of advances. It depends on -- obviously during the quarter there was a huge amount of volatility in terms of overall interest rate, or levels of interest rates. I think the longer end of the curve at one point hit somewhere around a ten-year hit like a 3.88% , 3.89%. And today that number is up around a 4 -- I haven't seen -- early this morning it was somewhere around a 4.15%and 4.16%.

So it depends on what opportunities present themselves, but the focus on the Company is not to fund itself with federal home loan bank advances. But it really depends on where things are. I think the two year had a major rally during the quarter and there was an opportunity to do some other things as far as a little bit of longer type of stuff with advances.

Scott Carmel - Moors and Cabot - Analyst

Just what I am trying to get at is where the rate on that portfolio is going. And I think on the short end, the overnight stuff, it tends to mirror fed funds somewhat. So if the fed moves again in the beginning of August, I would expect the overnight stuff to go up to 3.50. So just trying to get a sense there.

Operator

Ken Ryan with Oppenheimer.

Tim Ryan - Oppenheimer - Analyst

It is Tim Ryan. And actually Mike McMahon asked my question. Thank you.

Operator

Christopher Marinac with FIG Partners.

Christopher Marinac - FIG Partners - Analyst

I wanted to ask you about the exchange balances. Should we not be considering those as a de facto transaction account? I'm just curious why they are listed sort of nearer the borrowings?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Because technically on a consolidated basis those companies are in theory -- they are holding balances on behalf of the real estate investor. So on a consolidated basis they are borrowings. We bought them for a reason, right. We bought those companies because the balances are held at our bank -- almost all of them. And so those are clearly deposits at the bank. And there are some people out there who like to exclude those numbers, and say, well, but they are borrowings. God bless them. They are borrowings that cost under 1%. But they are deposits at the bank. And they do reduce our need for other costlier funding. And they are potential relationship driven balances as we manage to attempt to cross-sell those people as we go forward, and as the exchange companies work on bringing in exchange balances from our borrowers. There is a lot of cross effort that is going on between the companies, a lot of cross-marketing, cross-selling. And so those are deposits at the bank. But I think Chris could speak to that better as far as the accounting treatment of it.

Christopher Hagerty - Commercial Capital Bancorp - CFO

As always, Stephen, you are impeccable in your accounting. There is no need to expand on it, but for the very fact that Stephen indicated, there are borrowings to the real estate investor. We can't treat them as deposits, even though the money is within the bank. And that is why we have been focusing on the bank balance sheet as much as we have -- bank capital, those type of things. It gives the true story as to our funding costs as well as our growth potential.

Christopher Marinac - FIG Partners - Analyst

Great, that's helpful. And I guess one year after Hawthorne is closed what would be your surmise on the cross-sell penetration heretofore, plus what is still remaining?

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

On the cross-sell of --?

Christopher Marinac - FIG Partners - Analyst

Basically of their depository clients, or really clients in general, just cross-selling initiatives as they are still (multiple speakers).

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

I would say we're early on in that.

Operator

This concludes our question-and-answer session. I would now like to turn the presentation back to Mr. Stephen Gordon for concluding remarks.

Stephen Gordon - Commercial Capital Bancorp - Chairman, CEO

Thank you everybody for attending our call. And we look forward to further discussions with everybody as things progress. Thank you.

Operator

Thank you for your participation in today's conference. This concludes the presentation, and you may now disconnect. Have a good day.

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